Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2011 THIRD QUARTER FINANCIAL RESULTS

— Advanced Media Information (AMI) Division Grows 98%;

Now Represents 36% of Total Company Revenues, up from 19% a Year Ago —

PORTLAND, Ore. (February 8, 2011) — Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its fiscal third quarter ended December 31, 2010.

Consolidated revenues for the fiscal 2011 third quarter rose three percent over the year-ago period to $23.7 million, primarily reflecting ongoing strong growth in the company’s AMI division. Excluding $2.9 million in revenues associated with the company’s acquisition of Nielsen EDI in the fiscal 2011 third quarter, AMI division revenues grew 31 percent. The AMI segment represented 36 percent of Rentrak’s consolidated revenues, up from 19 percent for the third quarter of fiscal 2010. Gross margin in the AMI segment was 64 percent of AMI revenues, compared with 48 percent in last year’s third quarter. AMI gross margin in the third quarter of fiscal 2011 was affected by costs related to amending a data supplier agreement in the company’s linear TV business. Excluding these costs, AMI gross margin would have been 72%.

Revenues in the company’s Home Entertainment business declined 19 percent from the year-ago period to $15.2 million. The decline related to weaker rental titles throughout the industry during the quarter, with cumulative revenue generated at the box office for the films the company distributed declining 20% from the prior year.

($ in millions, except where noted)	3Q FY11	3Q FY10	Percent Change
AMI revenue*	$8.5	$4.3	98%
TV Essentials®	$1.7	$0.8	127%
Box Office Essentials®*	$4.5	$1.6	188%
OnDemand Essentials®	$2.0	$1.6	25%

Home Entertainment revenue	$15.2	$18.8	-19%

*	Includes full-quarter contribution from EDI.

“We are successfully executing our vision of continuing to provide the advertising and entertainment industries with a multi-screen database currency that delivers the detailed, granular and stable viewing and consumer demographic information necessary for making intelligent programming, TV planning and buying decisions,” said Bill Livek, Rentrak’s Chief Executive Officer.

“Over the last several months we have made significant progress across all of our product lines,” said Livek. “Our Home Entertainment business completed the acquisition of Media Salvation, giving Rentrak the ability to integrate our Home Entertainment measurement reports into the major studio and independent film companies’ financial systems. In Box Office, we completed the integration of Nielsen EDI and acquired Cine Chiffres, a

Rentrak Reports Fiscal 2011 Third Quarter Financial Results

February 8, 2011

powerful and longtime provider of box office information in Paris. In video-on-demand, we added clients and signed our newest AdEssentials customer, National Geographic Channel. Our linear TV measurement footprint continued to grow with several new national network clients, including Rainbow Media Networks, as well as several new or expanded local station and advertising agency agreements, including Starcom Mediavest Group, Sinclair Broadcast Group, Grey Television and Global Broadcasting. Additionally, we added Chris Wilson, an industry expert in helping advertisers use their consumer segmentation systems to attract more customers, to the new role of President of National Linear TV to accelerate national advertiser, agency and network growth.

“I am very proud of our accomplishments this quarter and look forward to continued progress as we expand Rentrak’s business as a leading provider of consumer entertainment behavioral databases across all of the digital media screens,” Livek added.

Gross margin improved to $9.6 million, or 41 percent of consolidated revenues, for the third quarter of fiscal 2011, from $6.6 million, or 29 percent of consolidated revenues, for the same period last year, as the company continued to shift its revenue and profit mix toward its AMI division, which generates significantly higher returns than its Home Entertainment business.

Operating expenses for the fiscal 2011 third quarter were $11.6 million, or 49 percent of consolidated revenues, compared with $7.9 million, or 34 percent of consolidated revenues, for the fiscal 2010 third quarter. The increase in operating expenses mainly reflected $0.5 million in one-time charges related to the transition/expansion of EDI and the acquisitions of Cine Chiffres and Media Salvation, $1.5 million in recurring EDI operating expenses, and $2.2 million in stock-based compensation expense.

Operating loss for the fiscal 2011 third quarter totaled $2.0 million, which included the one-time charges and stock-based compensation costs. Operating loss for the fiscal 2010 third quarter totaled $1.3 million, which included $0.6 million in one-time items related to EDI and executive changes, and $0.7 million in stock-based compensation costs. Excluding one-time charges and stock-based compensation costs in both periods, operating income would have been $0.9 million for the fiscal 2011 third quarter, compared with an operating loss of $66,000 for the fiscal 2010 third quarter.

Net loss was $473,000, or $0.04 per share, for the third quarter of fiscal 2011, compared with a net loss of $579,000, or $0.05 per share, for the same period last year. Excluding the one-time costs and stock-based compensation expense in both periods, net income for the fiscal 2011 third quarter would have been $0.7 million, or $0.06 per diluted share, compared with $0.2 million, or $0.02 per diluted share, for the third quarter of fiscal 2010. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA for the third quarter of fiscal 2011 rose to $1.0 million from a loss of $72,000 for the same quarter of the prior fiscal year. Excluding the one-time costs in both periods, adjusted EBITDA would have been $1.7 million for the fiscal 2011 third quarter, compared with $0.5 million for the fiscal 2010 third quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak recorded a tax benefit of $1.4 million for the third quarter of fiscal 2011, compared with $0.2 million for the prior-year period. Income taxes were positively affected by federal and state research and experimentation credits, earnings on marketable securities that are exempt from federal income taxes and the tax impact of income in foreign locations.

Rentrak Reports Fiscal 2011 Third Quarter Financial Results

February 8, 2011

The company generated $0.6 million in cash from operating activities for the third quarter of fiscal 2011 and $7.3 million for the nine months ended December 31, 2010, compared with $0.5 million for the third quarter of fiscal 2010 and $5.3 million for the nine months ended December 31, 2009.

Rentrak’s cash, cash equivalents and marketable securities balance rose to $26.0 million at December 31, 2010, from $19.9 million at March 31, 2010.

Rentrak said that it recently achieved several important milestones including:

•

Significantly expanding its relationship with Starcom Mediavest Group, one of the world’s largest brand communication companies, to use Rentrak’s StationView Essentials local measurement service as one of its resources for local TV planning and buying across 20 major and mid-sized markets throughout the U.S., as well as a renewed commitment to Rentrak’s national TV measurement service, TV Essentials®.

•

Growing its StationView Essentials product to include approximately 70 TV stations in nearly 40 TV markets, including the recent addition of two new TV stations from Grey Television and Global Broadcasting and the recently announced expanded agreement with Sinclair Broadcast Group to include at least 21 stations in 12 markets.

•

Increasing its TV Essentials® client base by adding Free Speech TV and HALOGEN TV. The company also entered into an agreement with Rainbow Media Networks for its national networks including AMC, IFC, Sundance and WeTV.

•	Building its OnDemand Essentials® client base to include Asian Media Rights, Astral Television Networks, The BIO Channel and CineMexicano.

•	Adding to its AdEssentials business, which provides an automated solution for tracking video-on-demand performance, through an agreement with the National Geographic Channel.

•

Completing the strategic acquisitions of Cine Chiffres, a leading provider of theatrical box office receipt measurement in France, primarily in Paris and its suburbs, and Media Salvation, a leading provider of sales and financial reporting systems and services to major studio and independent film companies.

•

Adding additional lifestyle and consumer demographic data to its national and local TV database measurement services through an agreement with Epsilon, a leading provider of multi-channel, data-driven marketing technologies and services.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET) / 2:00 p.m. (PT) today to discuss its 2011 third quarter financial results. Shareowners, members of the media and other interested parties may participate in the call by dialing 800-762-8779 from the U.S. or Canada, or 480-629-9771 from international locations, passcode 4401214. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through February 8, 2012. An audio replay of the conference call is available through midnight February 15, 2011 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4401214.

About Rentrak Corporation

Rentrak Corporation is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as alternative currencies for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.

Rentrak Reports Fiscal 2011 Third Quarter Financial Results

February 8, 2011

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements relating to Rentrak’s results of operations and anticipated revenues, revenue growth, margins, operating expenses and future financial performance. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s March 31, 2010 annual report on Form 10-K filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,	March 31,
	2010	2010
Assets
Current Assets:
Cash and cash equivalents	$2,404	$2,435
Marketable securities	23,569	17,490
Accounts and notes receivable, net of allowances for doubtful accounts of $608 and $565	15,855	19,862
Taxes receivable and prepaid taxes	3,186	1,235
Other current assets	1,040	916

Total Current Assets	46,054	41,938
Property and equipment, net of accumulated depreciation of $12,971 and $10,985	8,509	7,569
Deferred tax asset	156	—
Goodwill	4,539	3,396
Other intangible assets, net of accumulated amortization of $453 and $76	11,762	11,344
Other assets	651	559

Total Assets	$71,671	$64,806

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,787	$6,170
Accrued liabilities	966	1,174
Accrued compensation	5,653	2,543
Deferred income tax liabilities	59	68
Deferred revenue	1,305	1,356

Total Current Liabilities	14,770	11,311

Deferred rent, long-term portion	876	924
Deferred income tax liabilities	—	328
Taxes payable, long-term	1,310	1,015

Total Liabilities	16,956	13,578

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,008 and 10,595	11	11
Capital in excess of par value	52,364	48,887
Accumulated other comprehensive income	77	89
Retained earnings	2,263	2,241

Total Stockholders’ Equity	54,715	51,228

Total Liabilities and Stockholders’ Equity	$71,671	$64,806

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Revenue	$23,716	$23,110	$72,409	$66,070
Cost of sales	14,089	16,509	41,084	43,648

Gross margin	9,627	6,601	31,325	22,422
Operating expenses:
Selling and administrative	11,490	7,795	32,769	22,704
Provision for doubtful accounts and notes	148	119	360	417

	11,638	7,914	33,129	23,121

Loss from operations	(2,011)	(1,313)	(1,804)	(699)

Other income:
Interest income, net	148	509	351	1,014
Other income	—	—	124	—

	148	509	475	1,014

Income (loss) before income taxes	(1,863)	(804)	(1,329)	315
Benefit for income taxes	(1,390)	(225)	(1,351)	(64)

Net income (loss)	$(473)	$(579)	$22	$379

Basic net income (loss) per share	$(0.04)	$(0.05)	$0.00	$0.04

Diluted net income (loss) per share	$(0.04)	$(0.05)	$0.00	$0.03

Shares used in per share calculations:
Basic	11,025	10,565	10,886	10,499

Diluted	11,025	10,565	11,339	10,994

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Nine Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$22	$379
Adjustments to reconcile net income to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	983	161
Depreciation and amortization	2,392	1,642
Impairment of capitalized software projects	8	65
Stock-based compensation	5,650	1,479
Excess tax benefits from stock-based compensation	(1,767)	(5)
Deferred income taxes	(158)	(253)
Gain on liquidation of investment	(104)	—
Gain on sale of assets	(12)	—
Realized gain on marketable securities	(17)	—
Provision for doubtful accounts and notes receivable	44	21
(Increase) decrease in:
Accounts and notes receivable	3,918	(475)
Taxes receivable and prepaid taxes	(2,109)	217
Other current assets	(363)	283
Increase (decrease) in:
Accounts payable	612	2,281
Taxes payable	212	—
Accrued liabilities and compensation	(1,786)	—
Deferred revenue	(167)	(739)
Other liabilities	(61)	206

Net cash provided by operating activities	7,297	5,262

Cash flows from investing activities:
Purchase of marketable securities	(13,411)	(6,154)
Sale of marketable securities	7,300	—
Proceeds on the sale of assets	14	—
Proceeds on the liquidation of investment	224	—
Purchase of property and equipment	(2,626)	(2,493)
Cash paid for acquisition	(1,726)	—

Net cash used in investing activities	(10,225)	(8,647)

Cash flows from financing activities:
Issuance of common stock	1,071	878
Excess tax benefits from stock-based compensation	1,767	5
Repurchase of common stock	—	(302)

Net cash provided by financing activities	2,838	581

Effect of foreign exchange translation on cash	59	233

Increase in cash and cash equivalents	(31)	(2,571)

Cash and cash equivalents:
Beginning of period	2,435	4,601

End of period	$2,404	$2,030

Supplemental non-cash information:
Capitalized stock-based compensation	$335	$14

Rentrak Corporation and Subsidiaries

Information by Segment

(Unaudited)

(in thousands)

		For the Three Months		For the Nine Months
		Ended December 31,		Ended December 31,
		2010	2009	2010	2009
HOME	Sales to external customers	$15,195	$18,804	$47,350	$53,168
ENTERTAINMENT	Gross margin	$4,194	$4,532	$14,067	$14,482

AMI	Sales to external customers	$8,521	$4,306	$25,059	$12,902
	Gross margin	$5,433	$2,069	$17,258	$7,940

Total	Sales to external customers	$23,716	$23,110	$72,409	$66,070
	Gross margin	$9,627	$6,601	$31,325	$22,422

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(Unaudited)

(in thousands)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$(473)	$(579)	$22	$379
Adjustments:
Benefit for income taxes	(1,390)	(225)	(1,351)	(64)
Interest income, net	(148)	(509)	(351)	(1,014)
Depreciation and amortization	852	570	2,392	1,642
Stock-based compensation	2,194	671	5,650	1,479

Adjusted EBITDA	$1,035	$(72)	$6,362	$2,422

About Adjusted EBITDA

From time to time, Management may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with the company's reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles ("GAAP"), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP financial measures for the three and nine month periods ended December 31, 2010 and 2009, is included in the above table. Management of the company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company's internally-developed software policies and the company's use of stock-based compensation, the company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the company believes that using the measure of Adjusted EBITDA may help provide a better understanding of the company's underlying financial performance and ability to generate cash flows from operations.

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Diluted EPS

(Unaudited)

For the Three Months Ended December 31,
	2010		2009

Diluted EPS, as reported	$(0.04)	Diluted EPS, as reported	$(0.05)
One-time items:		One-time items:
Organizational changes	—	Organizational changes	0.01
Acquisitions	0.02	Acquisitions	0.02
Severance	0.00	Severance	—

Total non-recurring items	0.02	Total non-recurring items	0.03
Stock-based compensation	0.08	Stock-based compensation	0.04

Total one-time items and stock-based compensation	0.10	Total one-time items and stock-based compensation	0.07

Diluted EPS, non-GAAP	$0.06	Diluted EPS, non-GAAP	$0.02

For the Nine Months Ended December 31,
	2010		2009

Diluted EPS, as reported	$0.00	Diluted EPS, as reported	$0.03
One-time items:		One-time items:
Organizational changes	—	Organizational changes	0.03
Acquisitions	0.03	Acquisitions	0.03
Severance	0.00	Severance	0.02

Total non-recurring items	0.03	Total non-recurring items	0.08
Stock-based compensation	0.10	Stock-based compensation	0.10

Total one-time items and stock-based compensation	0.13	Total one-time items and stock-based compensation	0.18

Diluted EPS, non-GAAP	$0.13	Diluted EPS, non-GAAP	$0.21

From time to time, Management may refer to “non-GAAP diluted EPS” in our conference calls and discussions with analysts in connection with the company’s reported historical financial results. This financial measure does not represent diluted EPS as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three and nine month periods ended December 31, 2010 and 2009, is included in the above table. Management of the company believes that non-recurring items and stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. Due to the nature of the company’s equity and stock-based compensation plans and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance. Therefore, the company believes that using the measure of “non-GAAP diluted EPS” may help provide a better understanding of the company’s underlying financial performance.